Exhibit 3.79

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “DLP PARTNER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF MAY, A. D. 2008, AT 4:56 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BULLITT COUNTY HOSPITAL, LLC” TO “OHIO HOSPITAL, LLC”, FILED THE THIRTIETH DAY OF MARCH, A.D. 2010, AT 5:46 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “OHIO HOSPITAL, LLC” TO “DLP PARTNER, LLC”, FILED THE TWENTY-SIXTH DAY OF JANUARY, A.D. 2011, AT 5:04 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “DLP PARTNER, LLC”.

4553493 8100H	/s/ Jeffrey W. Bullock

110292372 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8619899 DATE: 03-14-11

State of Delaware
Secretary of State
Division of, Corporations
Delivered 06:14 PM 05/28/2008
FILED 04:56 PM 05/28/2008
SRV 080618750 - 4553493 FILE
Certificate of Formation
of
Bullitt County Hospital, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Bullitt County Hospital, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of May 28, 2008.

By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:01 PM 03/30/2010
FILED 05:46 PM 03/30/2010
SRV 100334763 — 4553493 FILE
Certificate of Amendment
to
Certificate of Formation
of
Bullitt County Hospital, LLC
     The undersigned, an authorized natural person, for the purpose of amending the Certificate of Formation for a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is Bullitt County Hospital, LLC.
          2. The certificate of formation of the limited liability company is hereby amended by deleting the First Article thereof and by substituting in lieu of said Article the following new Article:
     FIRST: The name of the limited liability company is Ohio Hospital, LLC (the “Company”).
Executed on March 30, 2010.

/s/ Mary Kim E. Shipp
Mary Kim E. Shipp,
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:28 PM 01/27/2011
FILED 05:04 PM 01/26/2011
SRV 110084502 - 4553493 FILE
Certificate of Amendment
to
Certificate of Formation
of
Ohio Hospital, LLC
     The undersigned, an authorized natural person, for the purpose of amending the Certificate of Formation for a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     1. The name of the limited liability company (hereinafter called the “limited liability company”) is Ohio Hospital, LLC.
     2. The certificate of formation of the limited liability company is hereby amended by deleting the First Article thereof and by substituting in lieu of said Article the following new Article:
     FIRST: The name of the limited liability company is DLP Partner, LLC (the “Company”).
Executed on November 2, 2010.

/s/ Mary Kim Shipp
Mary Kim Shipp Authorized Person

STATE OF DELAWARE
WAIVER OF REQUIREMENT
FOR AFFIDAVIT OF EXTRAORDINARY CONDITION
It appears to the Secretary of State that an earlier effort to deliver this instrument and tender such taxes and fees was made in good faith on the file date stamped hereto. The Secretary of State has determined that an extraordinary condition (as reflected in the records of the Secretary of State) existed at such date and time and that such earlier effort was unsuccessful as a result of the existence of such extraordinary condition. and that such actual delivery and tender were made within a reasonable period (not to exceed two business days) after the cessation of such extraordinary condition and establishes such date and time as the filing date of such instrument.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock Secretary of State

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:28 PM 01/27/2011
FILED 05:04 PM 01/26/2011
SRV 110084502 — 4553493 FILE
STATE OF DELAWARE
WAIVER OF REQUIREMENT
FOR AFFIDAVIT OF EXTRAORDINARY CONDITION
It appears to the Secretary of State that an earlier effort to deliver this instrument and tender such taxes and fees was made in good faith on the file date stamped hereto. The Secretary of State has determined that an extraordinary condition (as reflected in the records of the Secretary of State) existed at such date and time and that such earlier effort was unsuccessful as a result of the existence of such extraordinary condition, and that such actual delivery and tender were made within a reasonable period (not to exceed two business days) after the cessation of such extraordinary condition and establishes such date and time as the filing date of such instrument.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock Secretary of State